Exhibit 10.7

SAUVEGARDER INVESTMENT MANAGEMENT, INC.

2024 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the 2024 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement (the “Option Agreement”).

I.	NOTICE OF STOCK OPTION GRANT

Name:
Address:

The undersigned (the “Participant”) has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:	[ ]

Vesting Commencement Date:

Exercise Price per Share:	$[ ]

Total Number of Shares Represented by stock option:

Total Exercise Price:	$

Type of Option:	Nonqualified Stock Option

Term/Expiration Date:	[ ]

Vesting Schedule:

This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

One twenty-fourth (1/24) of the Shares subject to the Option shall vest on the first monthly anniversary of the Vesting Commencement Date and on each monthly anniversary thereafter on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month), subject to Participant continuing to be a Non-Employee Director through each such date. On each vesting date, the number of Shares vesting shall be rounded down to the nearest whole share, with the balance vesting on the last vesting date.

Termination Period:

This Option, to the extent vested, shall be exercisable for three (3) months after Participant ceases to be a Non-Employee Director, unless such termination is due to Participant’s death or disability, in which case this Option shall be exercisable for twelve (12) months after Participant ceases to be a Non-Employee Director. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 14 of the Plan.

[Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.]

II.  AGREEMENT

1.  Grant of Option. The Administrator hereby grants to the Participant an option (the “Option”) to purchase the number of Shares set forth in Section I of this Stock Option Agreement, at the exercise price per Share set forth in Section I of this Stock Option Agreement (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Article 14 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

2. Exercise of Option.

(a)  Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set forth in Section I of this Stock Option Agreement and with the applicable provisions of the Plan and this Option Agreement.

(b)  Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Shares.

3.  Method of Payment. Payment of the aggregate Exercise Price shall be by any of the methods permitted in Section 12.1 of the Plan, or a combination thereof, at the election of the Participant and as permitted by the Administrator.

4.  Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

5.  Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

6.  Term of Option. This Option may be exercised only within the term set out in Section I of this Option Agreement and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement. In the event of any transaction or Change in Control (as defined in the Plan), the Option may, in the discretion of the Administrator, be terminated, which may be in exchange for cash or property, be assumed or substituted by the successor corporation or otherwise continued in full force and effect pursuant to the terms of the Change in Control or other transaction on such terms and conditions as the Administrator determines.

7.  Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

8.  No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A NON-EMPLOYEE DIRECTOR AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION, OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A NON-EMPLOYEE DIRECTOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A NON-EMPLOYEE DIRECTOR AT ANY TIME, WITH OR WITHOUT CAUSE.

Participant acknowledges receipt of a copy of the Plan and represents that they are familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option, and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	SAUVEGARDER INVESTMENT MANAGEMENT, INC.

Signature	By

Print Name	Print Name

Title

Residence Address: